Exhibit 10.1

CONTRIBUTION AND CONVEYANCE AGREEMENT

By and Among

PBF LOGISTICS LP,

PBF LOGISTICS GP LLC,

PBF ENERGY INC.,

PBF ENERGY COMPANY LLC,

PBF HOLDING COMPANY LLC,

DELAWARE CITY REFINING COMPANY LLC,

DELAWARE CITY TERMINALING COMPANY LLC

and

TOLEDO REFINING COMPANY LLC

Dated as of             , 2014

i

Schedules

Schedule 2.2-A	Delaware City Assets
Schedule 2.2-B	Toledo Assets
Schedule 5.1	Retained Environmental Liabilities

Exhibits

Exhibit A	Pipeline Easement
Exhibit B	Utility Easement
Exhibit C	Access Easement
Exhibit D	Form of Certificate of Conveyance
Exhibit E	Deed

ii

CONTRIBUTION AND CONVEYANCE AGREEMENT

This Contribution and Conveyance Agreement, dated as of             , 2014 (this “Agreement”), is by and among PBF Logistics LP, a Delaware limited partnership (the “Partnership”), PBF Logistics GP LLC, a Delaware limited liability company (the “General Partner”), PBF Energy Inc., a Delaware corporation (“PBF”), PBF Energy Company LLC, a Delaware limited liability company (“PBF Energy”), PBF Holding Company LLC, a Delaware limited liability company (“Holding”), Delaware City Refining Company LLC, a Delaware limited liability company (“Delaware City Refining”), Delaware City Terminaling Company LLC, a Delaware limited liability company (“Delaware City Terminaling”), and Toledo Refining Company LLC, a Delaware limited liability company (“Toledo Refining”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and Holding have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the purpose in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	PBF Energy formed the General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed the required amount of capital in exchange for all of the membership interests in the General Partner.

2.	The General Partner and Holding formed the Partnership under the terms of the Delaware LP Act for the purposes set forth in the Agreement of Limited Partnership of the Partnership dated February 25, 2013 (the “Initial Partnership Agreement”).

3.	In connection with the Partnership’s formation, the General Partner and Holding contributed to the Partnership $0 in cash and $1,000 in cash (the “Initial Capital Contribution”), respectively, in exchange for a 0% noneconomic general partner interest and a 100% limited partner interest (the “Initial Limited Partner Interest”), respectively.

4.	PBF Energy contributed the limited liability company interest in the General Partner to Holding.

5.	Delaware City Refining formed Delaware City Terminaling under the terms of the Delaware LLC Act and contributed the required amount of capital in exchange for all of the membership interests in Delaware City Terminaling.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions will occur at the times specified hereinafter:

1.	Delaware City Refining will contribute to Delaware City Terminaling, pursuant to a Deed (as defined below) and a Certificate of Conveyance (as defined below), the Delaware City Assets (as defined below), subject to the Delaware City Easements (as defined below).

2.	Toledo Refining will distribute to Holding, pursuant to a Certificate of Conveyance, the Toledo Assets (as defined below) and the Toledo Easement (as defined below).

3.	Delaware City Refining will distribute to Holding, pursuant to a Certificate of Conveyance, its 100% membership interest in Delaware City Terminaling (the “Delaware City Interests”) (which entity owns a 100% interest in the Delaware City Assets, subject to the Delaware City Easements).

4.	Holding will contribute to the Partnership (i) pursuant to a Certificate of Conveyance, 100% of the equity interests in Delaware City Terminaling (which entity owns the Delaware City Assets, subject to the Delaware City Easements), and (ii) pursuant to a Certificate of Conveyance, the Toledo Assets and the Toledo Easement, and will exchange its 100% limited partner interest in the Partnership for (A) Common Units (as defined below) of the Partnership and Subordinated Units (as defined below) of the Partnership, representing an aggregate % limited partner interest in the Partnership, (B) all of the Incentive Distribution Rights (as defined below) of the Partnership, (C) the right to receive a distribution from the Partnership (as set forth below) as reimbursement for certain pre-formation capital expenditures attributable to the Delaware City Assets and the Toledo Assets (the “Pre-Formation Capital Expenditures”), (D) the right to receive the Borrowed Funds Distribution (as defined below) and (E) the right to receive the Deferred Issuance and Distribution (as defined below). The General Partner will retain its noneconomic general partner interest in the Partnership.

5.	Holding will distribute to PBF Energy (A) its interest in the General Partner (B) Common Units and Subordinated Units, (C) all of the Incentive Distribution Rights of the Partnership, (D) the right to receive a distribution from the Partnership as reimbursement for the Pre-Formation Capital Expenditures, (D) the right to receive the Borrowed Funds Distribution and (E) the right to receive the Deferred Issuance and Distribution.

6.	In connection with the Offering (as defined below), the Partnership will issue Common Units, representing an aggregate % limited partner interest in the Partnership, to the public through the Underwriters (as defined below) in exchange for the contribution by the public, through the Underwriters, to the Partnership of $ million, or $ million, net of underwriting discounts and commissions (the “IPO Proceeds”) and will grant the Underwriters the over-allotment option (the “Over-Allotment Option”) to purchase an additional Common Units, representing an aggregate % limited partner interest in the Partnership, in exchange for the contribution by the public, through the Underwriters, to the Partnership of $ , or $ net of underwriting discounts and commissions (the “Option Proceeds”).

7.	The Partnership will use a portion of the IPO Proceeds to (A) pay transaction expenses, estimated to be approximately $ million (excluding the underwriting discounts), and (B) make a cash distribution of $ million to PBF Energy as reimbursement for the Pre-Formation Capital Expenditures (the “Proceeds Distribution”).

8.	The Partnership will (i) use the remainder of the IPO Proceeds estimated to be approximately $ to (A) purchase $ U.S. Treasury or other similar securities (“Treasuries”), which will be used to fund anticipated capital expenditures and (B) to retain $ for general partnership purposes, (ii) borrow an amount equal to the IPO Proceeds under a term loan (the “Borrowed Funds”) guaranteed by PBF Energy (the “Recourse Loan”) and (iii) distribute the Borrowed Funds to PBF Energy (the “Borrowed Funds Distribution”).

9.	Holding, PBF Energy, the Partnership and the General Partner will execute the Omnibus Agreement, in substantially the form attached as an exhibit to the Registration Statement, with such changes as such parties may agree, pursuant to which such parties shall agree to certain matters with respect to, among other things, intellectual property, business opportunities, rights of first offer, payment by the Partnership of an administrative fee to Holding, and allocation and reimbursement of certain expenses, as provided therein.

WHEREAS, upon the expiration of the period during which the Underwriters may exercise the Over-Allotment Option, if the Underwriters have not exercised any portion of the Over-Allotment Option, the Partnership will issue [            ] additional Common Units to PBF Energy. However, to the extent that the Underwriters exercise any portion of the Over-Allotment Option, the Partnership will (i) use the proceeds from the Over-Allotment Option to purchase additional Treasuries, which will be used to fund anticipated capital expenditures, (ii) borrow an amount of debt equal to the proceeds from the Over-Allotment Option guaranteed by PBF Energy under a term loan (the “Over-Allotment Option Debt”), (iii) distribute the proceeds of the Over-Allotment Option Debt to PBF Energy, and (iv) issue to PBF Energy a number of Common Units equal to [            ] less the number of Common Units purchased by the Underwriters in connection in the Over-Allotment Option.

WHEREAS, the members or partners of the Parties have taken all limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by, any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including all of the terms and provisions of the applicable common law of such Governmental Authority), as interpreted and enforced at the time in question.

“Borrowed Funds” has the meaning set forth in the recitals.

“Borrowed Funds Distribution” has the meaning set forth in the recitals.

“Certificate of Conveyance” means a certificate of conveyance in the form attached hereto as Exhibit D.

“Closing Date” means the date of the closing of the Offering.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” has the meaning assigned to such term in the Partnership Agreement.

“Deed” means a deed in the form attached hereto as Exhibit E.

“Deferred Issuance and Distribution” has the meaning assigned to such term in the Partnership Agreement.

“Delaware City Assets” has the meaning set forth in Section 2.1.

“Delaware City Easements” means a pipeline easement, in the form attached hereto as Exhibit A, and a utility easement, in the form attached hereto as Exhibit B.

“Delaware City Interests” has the meaning assigned to such term in the preamble.

“Delaware City Refining” has the meaning assigned to such term in the preamble.

“Delaware City Terminaling” has the meaning assigned to such term in the preamble.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Delaware LP Act” has the meaning assigned to such term in the recitals.

“Effective Time” means immediately prior to the closing of the Offering pursuant to the Underwriting Agreement.

“Environmental Laws” means all applicable federal, regional, state, and local laws, statutes, rules, regulations, orders, ordinances, judgments, codes, injunctions, decrees, permits and other legally enforceable requirements and rules of common law relating to (i) pollution or protection of human health, the environment or natural resources; (ii) any Release or threatened Release of, or exposure to, Hazardous Substances; (iii) greenhouse gas emissions; or (iv) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, arrangement for disposal or transport, handling or Release of any Hazardous Substances. Without limiting the foregoing, “Environmental Laws” include, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Endangered Species Act, the Toxic Substances Control Act, the Occupational Safety and Health Act and other environmental conservation and protection laws, each as amended through the Closing Date.

“Environmental Losses” means any Losses suffered or incurred by reason of or arising out of (i) any violation or correction of violation of Environmental Laws; or (ii) any event, circumstance, action, omission, condition or environmental matter (including, without limitation, the exposure to, presence of, Release or threatened Release of Hazardous Substances) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, response, abatement, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws or to satisfy any applicable Voluntary Cleanup Program, (B) the performance of a supplemental environmental project authorized or consented to by a Governmental Authority in partial or whole mitigation of a fine or penalty, (C) the cost or expense of the preparation and implementation of any investigatory closure, remedial or corrective action or other plans required or necessary under Environmental Laws or to satisfy any applicable Voluntary Cleanup Program and (D) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work.

“General Partner” has the meaning assigned to such term in the preamble.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“Hazardous Substance” means (i) any substance that is designated, defined or classified as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or terms of similar meaning, or that is otherwise regulated by, or as to which liability may attach under any Environmental Law, including, without limitation, any hazardous substance as such term is defined under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended through the Closing Date, (ii)

radioactive materials, asbestos or asbestos containing materials, polychlorinated biphenyls, urea formaldehyde insulation, toxic mold or radon and (iii) oil as defined in the Oil Pollution Act of 1990, as amended, including oil, gasoline, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, other refined petroleum hydrocarbon and petroleum products.

“Holding” has the meaning assigned to such term in the preamble.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“Indemnified Party” has the meaning set forth in Section 5.3(c).

“Indemnifying Party” has the meaning set forth in Section 5.3(c).

“Initial Capital Contribution” has the meaning assigned to such term in the recitals.

“Initial Limited Partner Interest” has the meaning assigned to such term in the recitals.

“Initial Partnership Agreement” has the meaning assigned to such term in the recitals.

“IPO Proceeds” has the meaning assigned to such term in the recitals.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to pledges, liens, indebtedness, security interest, charges, equities or other claims or encumbrances. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Losses” means all losses, damages, liabilities (including, without limitation, tax liabilities), claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s and experts’ fees) of any and every kind or character, known or unknown, fixed or contingent.

“Offering” means the initial public offering of the Partnership’s Common Units.

“Omnibus Agreement” means the Omnibus Agreement, substantially in the form filed as an exhibit to the Registration Statement.

“Option Closing Date” has the meaning assigned to such term in the Partnership Agreement.

“Option Proceeds” has the meaning assigned to such term in the recitals.

“Over-Allotment Option” has the meaning assigned to such term in the recitals.

“Over-Allotment Option Debt” has the meaning assigned to such term in the recitals.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of PBF Logistics LP, substantially in the form filed as an exhibit to the Registration Statement.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Group” means the General Partner, the Partnership and all of the Partnership’s Subsidiaries, treated as a single consolidated entity.

“Partnership Group Assets” means, collectively, the Delaware City Assets and the Toledo Assets.

“Partnership Group Covered Environmental Losses” has the meaning assigned to such term in Section 5.2.

“Partnership Group Member” means any member of the Partnership Group.

“Party” and “Parties” has the meaning assigned to such term in the preamble.

“PBF Energy” has the meaning assigned to such term in the preamble.

“PBF Entities” means PBF Energy, and any Person controlled, directly or indirectly, by PBF Energy, other than the General Partner or a member of the Partnership Group, and “PBF Entity” means any of the PBF Entities.

“PBF Indemnitees” means PBF, Holding and PBF Energy, and any Person controlled, directly or indirectly, by PBF Energy, other than the General Partner or a member of the Partnership Group.

“PBF Indemnitors” means PBF, Holding and PBF Energy, jointly and severally.

“Permitted Lien” means (a) liens for real estate taxes, assessments, sewer and water charges or other governmental charges and levies not yet delinquent; (b) liens for taxes, assessments, judgments, governmental charges or levies, or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside; (c) liens of mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith; and (d) liens incurred in the ordinary course of business in connection with worker’s compensation and unemployment insurance or other types of social security benefits.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or any other private entity or organization, Governmental Authority, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Pre-Formation Capital Expenditures” has the meaning assigned to such term in the recitals.

“Proceeds Distribution” has the meaning assigned to such term in the recitals.

“Recourse Loan” has the meaning set forth in the recitals.

“Registration Statement” means the Partnership’s Registration Statement on Form S-1 filed with the Commission (Registration No. 333-1985024), as amended and effective at the Effective Time.

“Release” or “Releasing” means depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaking, dumping or disposing into the environment, including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Substance

“Retained Assets” means the assets and investments owned by the PBF Entities immediately prior to the Effective Time other than the Partnership Group Assets.

“Retained Environmental Liabilities” has the meaning set forth in Section 5.1(a).

“Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors, managers or other governing body of such Person.

“Toledo Assets” means the assets, tangible and intangible, fixed and contingent, and the access rights, as set forth on Schedule 2.2-B, free and clear of any Liens.

“Toledo Easement” means an access easement, in the form attached hereto as Exhibit C.

“Toledo Refining” has the meaning assigned to such term in the preamble.

“Treasuries” has the meaning assigned to such term in the recitals.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Underwriters” means those underwriters listed in the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement by and among the Partnership, the General Partner, PBF Energy and [            ], as representatives of the Underwriters, dated as of             , 2014.

ARTICLE II

TRANSACTIONS PRECEDING THE EFFECTIVE TIME

The Parties acknowledge and agree that the following actions have occurred or shall occur prior to the Effective Time:

Section 2.1 Limited Liability Company Interest in the General Partner. PBF Energy shall have contributed, transferred, assigned and conveyed to Holding, its successors and assigns, all right, title and interest of PBF Energy in and to the limited liability company interest in the General Partner, which Holding shall have accepted as a capital contribution.

Section 2.2 Delaware City Assets. Delaware City Refining shall have contributed, transferred, assigned and conveyed to Delaware City Terminaling, its successors and assigns, pursuant to a Deed and a Certificate of Conveyance, all right, title and interest of Delaware City Refining in and to the properties or assets, tangible and intangible, fixed and contingent, held by Delaware City Refining, as set forth on Schedule 2.2-A (collectively, the “Delaware City Assets”), subject to the Delaware City Easements, free and clear of any Liens, except Permitted Liens, which Delaware City Terminaling shall have accepted as a capital contribution.

ARTICLE III

CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed immediately following the Effective Time in the order set forth herein:

Section 3.1 Distributions by Delaware City Refining and Toledo Refining to Holding.

(a) Delaware City Refining hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers, to Holding, its successors and its assigns, for its and their own use forever, pursuant to a Certificate of Conveyance, all right, title and interest in and to, the Delaware City Interests (which entity owns the Delaware City Assets, subject to the Delaware City Easements).

(b) Toledo Refining hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers, to Holding, its successors and its assigns, for its and their own use forever, pursuant to a Certificate of Conveyance, all right, title and interest in and to the Toledo Assets and the Toledo Easement.

Section 3.2 Contribution by Holding to the Partnership. Holding hereby grants, bargains, contributes, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to (1) the Delaware City Interests (which entity owns the Delaware City Assets, subject to the Delaware City Easements), pursuant to a Certificate of Conveyance and (2) the Toledo Assets and the Toledo Easement pursuant to a Certificate of Conveyance, and the Partnership hereby accepts such membership interests and assets, in exchange for (i)              Common Units and Subordinated Units representing an aggregate     % limited partner interest in the Partnership, (ii) the Incentive Distribution Rights, (iii) the right to receive the Proceeds Distribution as reimbursement for the Pre-Formation Capital Expenditures, (iv) the right to receive the Borrowed Funds Distribution and (v) the right to receive the Deferred Issuance and Distribution.

Section 3.3 Distribution by Holding to PBF Energy. Holding hereby distributes, conveys, assigns, transfers, sets over and delivers to PBF Energy, its successors and assigns, for its and their own use forever, pursuant to a Certificate of Conveyance, all right, title and interest in and to (i) its interest in the General Partner, (ii)              Common Units and              Subordinated Units, (iii) the Incentive Distribution Rights, (iv) the right to receive the Proceeds Distribution as reimbursement for the Pre-Formation Capital Expenditures, (v) the right to receive the Borrowed Funds Distribution and (vi) the right to receive the Deferred Issuance and Distribution.

Section 3.4 Redemption of Holding’s Initial Limited Partner Interests. For and in consideration of the payment by the Partnership of $1,000 to Holding as a refund of the Initial Capital Contribution to the Partnership, along with 100% of any interest or profit that resulted from the investment or other use of such Initial Capital Contribution, the Partnership hereby redeems all of the Initial Limited Partner Interests of Holding.

Section 3.5 Retention of General Partner Interest. The General Partner hereby retains its noneconomic general partner interest in the Partnership.

Section 3.6 Payment and Contribution of Cash by the Public Through the Underwriters. The Parties acknowledge that the Partnership is undertaking the Offering and the public, through the Underwriters, pursuant to the Underwriting Agreement, will agree to make a capital contribution to the Partnership of approximately $         million in cash ($         million, net of underwriting discounts) to the Partnership in exchange for              Common Units, representing an aggregate     % limited partner interest in the Partnership, and the Over-Allotment Option.

Section 3.7 Payment of Transaction Expenses and Distribution by the Partnership to PBF Energy. The Parties acknowledge the payment and distribution by the Partnership, in connection with the transactions contemplated hereby, of (a) estimated transaction expenses paid to PBF Energy in the amount of approximately $         (exclusive of the Underwriters’ discount and any structuring fee); (b) the Proceeds Distribution; and (c) the Borrowed Funds Distribution.

ARTICLE IV

DEFERRED ISSUANCE AND DISTRIBUTION

Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership shall issue to PBF Energy a number of additional Common Units that is equal to the difference, if any, of (a) the total number of Option Units less (b) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Over-Allotment Option. Upon each exercise of the Over-Allotment Option, the Partnership shall (i) use the Option Proceeds from each such exercise, net of the Underwriters’ discounts and commissions, to purchase Treasuries, which will be used to fund anticipated capital expenditures, (ii) borrow an equal amount of debt equal to the proceeds from the Over-Allotment Option guaranteed by PBF Energy and (iii) distribute the proceeds of such additional borrowing to PBF Energy.

ARTICLE V

INDEMNIFICATION

Section 5.1 Environmental Indemnification for Benefit of the Partnership Group.

(a) From and after the Effective Time, the PBF Indemnitors shall retain and be solely responsible, among the Parties, for all Environmental Losses related to the matters identified on Schedule 5.1 hereto (the “Retained Environmental Liabilities”). From and after the Effective Time, the PBF Indemnitors, jointly and severally, shall indemnify, defend, save and hold harmless the Partnership Group Members and their respective affiliates, successors and assigns, and their respective directors, officers, employees, partners, agents and representatives from and against certain losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses arising from, resulting from or attributable to the Retained Environmental Liabilities. Obligations with respect to claims made pursuant to this Section 5.1(a) related to Retained Environmental Liabilities shall not terminate.

(b) From and after the Effective Time, the PBF Indemnitors shall indemnify, defend and hold harmless the Partnership Group Members and their respective affiliates, successors and assigns, and their respective directors, officers, employees, partners, agents and representatives from and against losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses arising from, resulting from or attributable to any Environmental Losses suffered or incurred by the Partnership Group Members relating to the ownership or operation of the Partnership Group Assets that occurred or existed on or before the Closing Date, but only to the extent such Environmental Losses (I) occurred or existed on or before the Closing Date, even if such Environmental Losses do not accrue until after the Closing Date, and (II) are identified prior to the 20th anniversary of the Closing Date.

Section 5.2 Environmental Indemnification for Benefit of the PBF Indemnitees. The Partnership Group shall indemnify, defend and hold harmless the PBF Indemnitees from and against any Environmental Losses suffered or incurred by the PBF Indemnitees relating to the ownership or operation of the Partnership Group Assets to the extent occurring after the Closing Date (the “Partnership Group Covered Environmental Losses”), except to the extent (a) that the

Partnership Group is indemnified with respect to any such Environmental Losses that are Retained Environmental Losses under Section 5.1(a) and (b) that such indemnification shall not apply to the extent of any negligence, willful misconduct or criminal conduct of any PBF Indemnitee that caused or contributed to such Environmental Loss.

Section 5.3 Additional Indemnification.

(a) In addition to and not in limitation of the indemnification provided under Section 5.1, the PBF Indemnitors, jointly and severally, shall either cure, as applicable, or indemnify, defend, save and hold harmless the Partnership Group Members from and against (I) any and all tax liabilities arising prior to the Closing Date or in connection with the closing of the Offering; (II) all taxes that the Partnership Group Members incur in connection with this Agreement unless prohibited by applicable law; and (III) Losses of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by any Partnership Group Member by reason of or arising out of any:

(i) failure of the Partnership Group to be the owner on the Closing Date of (x) valid and indefeasible title to the Partnership Group Assets, (y) valid and indefeasible easement rights, rights-of-way, leasehold and/or fee ownership interests in and to the lands on which any of the Delaware City Assets or Toledo Assets are located and (z) valid title to the equity interests in Delaware City Terminaling to the extent that such failure renders the Partnership Group liable or unable to use or operate the Delaware City Assets and in substantially the same manner as they were used and operated immediately prior to the Closing Date;

(ii) failure of the Partnership Group to have on the Closing Date any consent or governmental permit to the extent that such failure renders the Partnership Group unable to use or operate the Partnership Group Assets in substantially the same manner as they were operated immediately prior to the Closing Date; or

(iii) events or conditions associated with the Retained Assets.

(b) In addition to and not in limitation of the indemnification provided under Section 5.2, Partnership Group, jointly and severally, shall either cure, as applicable, or indemnify, defend, save and hold harmless the PBF Indemnitees from and against (I) any and all tax liabilities arising after the Closing Date or in connection with the closing of the Offering; and (II) Losses of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by any PBF Indemnitee by reason of or arising out of any events or conditions associated with the Partnership Group Assets after the Effective Time, except to the extent that the Partnership Group is indemnified with respect to any such Losses pursuant to Section 5.1 or Section 5.3(a).

(c) The party seeking indemnification pursuant to this Article V (the “Indemnified Party”) agrees that promptly after it becomes aware of facts giving rise to a claim for indemnification under this Article V, it will provide notice thereof in writing to the party from which the Indemnified Party seeks indemnification (the “Indemnifying Party”), specifying the nature of and specific basis for such claim; provided, that failure to timely provide such notice shall not affect the right of the Indemnified Party’s indemnification under this Section 5.3, except in the event and only to the extent the Indemnifying Party is materially prejudiced by such delay or omission.

(d) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Section 5.3, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (such consent not to be unreasonably withheld) of the Indemnified Party (with the concurrence of the Conflicts Committee, if the Indemnified Party is a Partnership Group Member) unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be, and does not include the admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party, and involves anything other than the payment of money by the Indemnifying Party.

(e) The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to all aspects of the defense of any claims covered by the indemnification under this Section 5.3, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party reasonably considers relevant to such defense and the making available to the Indemnifying Party, at no cost to the Indemnifying Party, of any directors, officers or employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to endeavor to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this subsection (e). In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Section 5.3Section 5.3; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party reasonably informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(f) An Indemnified Party shall take all commercially reasonable steps to mitigate damages with respect to any claim for which it is seeking indemnification and shall use commercially reasonable efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.

(g) In determining the amount of any Losses for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered by the

Indemnified Party under contractual indemnities from third parties. The Indemnified Party hereby agrees to use reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities, provided, however, that the costs and expenses of the Indemnified Party in connection with such efforts shall be promptly reimbursed by the Indemnifying Party.

(h) The date on which the Indemnifying Party receives notification of a claim in accordance with Section 5.3(c) for indemnification shall determine whether such claim is timely made.

(I) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY’S INDEMNIFICATION OBLIGATION UNDER THIS SECTION 5.3 COVER OR INCLUDE CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR SIMILAR DAMAGES OR LOST PROFITS SUFFERED BY ANY OTHER PARTY ENTITLED TO INDEMNIFICATION UNDER THIS SECTION 5.3.

Section 5.4 Survival. All indemnification obligations under this Article V shall survive any expiration or termination of this Agreement, and shall remain in full force and effect.

ARTICLE VI

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (iii) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE VII

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article III of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article III of this Agreement shall be effective and operative in accordance with Article III, without further action by any Party hereto.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Order of Completion of Transactions. The transactions provided for in Article III of this Agreement shall be completed immediately following the Effective Time in the order set forth therein. Following the completion of the transactions provided for in Article III, the transactions provided for in Article IV, if they occur, shall be completed.

Section 8.2 Construction of Agreement. Unless otherwise specified, all references herein are to the Articles, Sections, Schedule and Exhibits of this Agreement and all Schedules and Exhibits are incorporated herein. All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement. Unless expressly provided otherwise, the word “including” as used herein does not limit the preceding words or terms and shall be read to be followed by the words “without limitation” or words having similar import. Unless expressly provided otherwise, all references to days, weeks, months and quarters mean calendar days, weeks, months and quarters, respectively. A reference to any Party to this Agreement or another agreement or document includes the Party’s permitted successors and assigns. Unless the contrary clearly appears from the context, for purposes of this Agreement, the singular number includes the plural number and vice versa; and each gender includes the other gender. Except where specifically stated otherwise, any reference to any Applicable Law or agreement shall be a reference to the same as amended, supplemented or reenacted from time to time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

Section 8.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 8.4 No Third-Party Beneficiaries. It is expressly understood that the provisions of this Agreement do not impart enforceable rights in anyone who is not a Party or successor or permitted assigns of a Party.

Section 8.5 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.

Section 8.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Delaware.

Section 8.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid and effective under Applicable Law, but if any provision of this Agreement or the application of any such provision to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 8.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

Section 8.9 Integration. This Agreement and the instruments referenced herein together constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the Parties in connection therewith. No promise, representation or inducement has been made by any of the Parties concerning the subject matter of this Agreement and none of the Parties shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

Section 8.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 8.11 Notice. All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official government mail system, five (5) business days after mailing, provided said notice is sent first-class, postage pre-paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally-recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) business day after deposit therewith prepaid; or (d) if by e-mail, one (1) business day after delivery with receipt confirmed. All notices will be addressed to the Parties at the respective addresses as follows:

If to PBF Energy Inc.:

PBF Energy Inc.

One Sylvan Way, Second Floor

Parsippany, NJ 07054

Attn: Jeffrey Dill, Esq., General Counsel

Telecopy No: (973) 455-7500

Email: jeffrey.dill@pbfenergy.com

If to Holding:

PBF Holding Company LLC

One Sylvan Way, Second Floor

Parsippany, NJ 07054

Attn: Jeffrey Dill, Esq., General Counsel

Telecopy No: (973) 455-7500

Email: jeffrey.dill@pbfenergy.com

If to PBF Energy:

PBF Energy Company LLC

One Sylvan Way, Second Floor

Parsippany, NJ 07054

Attn: Jeffrey Dill, Esq., General Counsel

Telecopy No: (973) 455-7500

Email: jeffrey.dill@pbfenergy.com

If to the Partnership Group:

PBF Logistics GP LLC

c/o PBF Logistics GP LLC

One Sylvan Way, Second Floor

Parsippany, NJ 07054

Attn: Jim Fedena, Senior VP, Logistics

Telecopy No: (973) 455-7500

Email: jim.fedena@pbfenergy.com

with a copy, which shall not constitute notice, to:

PBF Logistics LP

c/o PBF Logistics GP LLC

One Sylvan Way, Second Floor

Parsippany, NJ 07054

Attn: Matt Lucey, Executive VP

Telecopy No: (973) 455-7500

Email: matthew.lucey@pbfenergy.com

or to such other address or to such other person as either Party will have last designated by notice to the other Party.

Section 8.12 Survival. All indemnification obligations and covenants under this Agreement shall survive the expiration or termination of this Agreement in accordance with their terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

PBF LOGISTICS LP

By:	PBF Logistics GP LLC, its general partner

By:
Name:
Title:

PBF LOGISTICS GP LLC

By:
Name:
Title:

PBF ENERGY INC.

By:
Name:
Title:

PBF ENERGY COMPANY LLC

By:
Name:
Title:

PBF HOLDING COMPANY LLC

By:
Name:
Title:

Signature Page to

Contribution and Conveyance Agreement

DELAWARE CITY REFINING COMPANY LLC

By:
Name:
Title:

DELAWARE CITY TERMINALING COMPANY LLC

By:
Name:
Title:

TOLEDO REFINING COMPANY LLC

By:
Name:
Title:

Signature Page to

Contribution and Conveyance Agreement

Schedule 2.2-A

Delaware City Assets

1.	Loop Track Unloading Facility

2.	Double Loop Track – consisting of 17,165 feet of track including eight (8) turnouts

3.	Two (2) turnouts connecting to the NS railroad lead track

4.	25 railcar unloading spots and associated piping and pump station (6 pumps and motors and sump pump)

5.	Motor Control Center (MCC) building with controls and lighting

6.	1400 square foot office/change room

7.	Oil mist lubrication system for the pumps and motors

8.	Two instrument air compressors, air dryers and associated piping

9.	Firewater system, including pump, shelter, foam building, piping and hydrants

10.	Overhead hoist over the pump pit

11.	6 Coriolis flow meters, 2 Omni computers and proving connections

12.	In-line sampler system

13.	Eyewash stations and fire extinguishers

14.	Perimeter fencing and gate, electronic turnstile, area lighting and security camera

Schedule 2.2-B

Toledo Assets

Four LACT Units and Associated Meters

Schedule 5.1

Retained Environmental liabilities

On June 14, 2013, two administrative appeals were filed by the Sierra Club and Delaware Audubon regarding a permit Delaware City Refining Company LLC (“DCR”) obtained to allow loading of crude oil onto barges. The appeals allege that both the loading of crude oil onto barges and the operation of the Delaware City rail unloading terminal violate Delaware’s Coastal Zone Act. The first appeal is Number 2013-1 before the State Coastal Zone Industrial Control Board (the “CZ Board”), and the second appeal is before the Environmental Appeals Board and appeals Secretary’s Order No. 2013-A-0020. The CZ Board held a hearing on the first appeal on July 16, 2013, and ruled in favor of DCR and the State of Delaware and dismissed Appellants’ appeal for lack of standing. Sierra Club and Delaware Audubon have appealed that decision to the Delaware Superior Court, New Castle County, Case No. N13A-09-001 ALR, and DCR and the State have filed cross-appeals. Briefs have been filed in this appeal but no date has been set for a decision by the Superior Court. A hearing on the second appeal before the Environmental Appeals Board, case no. 2013-06, was held on January 13, 2014, and the Board ruled in favor of DCR and the State and dismissed the appeal for lack of jurisdiction. A written decision by the Board has been issued and the Appellants have the right to appeal the decision to Superior Court. If the Appellants in one or both of these matters ultimately prevail, the outcome may have an adverse material effect on our financial condition, results of operations or cash flows.

1

EXHIBIT A

PIPELINE EASEMENT

Tax Parcel No: 12-008.00-015

Prepared by and return to:

Shawn P. Tucker, Esquire

Drinker Biddle & Reath LLP

1100 North Market Street

Suite 1000

Wilmington, Delaware 19801

PIPELINE EASEMENT

THIS PIPELINE EASEMENT (this “Easement”) is made on the     day of         , 2014 from DELAWARE CITY TERMINALING COMPANY, LLC, a Delaware limited liability company (hereinafter “Grantor”), to DELAWARE CITY REFINING COMPANY, LLC, a Delaware limited liability company (hereinafter “Grantee”).

For and in consideration of TEN DOLLARS AND NO/100ths ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in connection with that certain Contribution and Conveyance Agreement by and among PBF Logistics LP, PBF Logistics GP LLC, PBF Energy Company LLC, PBF Holding Company LLC, Delaware City Refining Company LLC, Delaware City Terminaling Company LLC and Toledo Refining Company LLC, dated as of [            ], 2014, Delaware City Terminaling Company LLC, a Delaware limited liability company, whose address is One Sylvan Way, Second Floor, Parsippany, New Jersey, 07054 (“Grantor”), does hereby GRANT and CONVEY to Delaware City Refining Company LLC, a Delaware limited liability company, whose address is One Sylvan Way, Second Floor, Parsippany, New Jersey, 07054 (“Grantee”), its successors and assigns, an exclusive right of way and easement (the “Easement”) to (a) operate, inspect, protect, maintain, repair, replace, change the size of and remove (collectively, “Use”) one (1) pipeline, having a diameter of up to twenty four inches (24”) (the “Pipeline”), and (b) construct, install, operate, maintain, repair, replace and remove appurtenances to the Pipeline, including, but not limited to, fittings, tie-overs, valves, corrosion control equipment, communication equipment, including fiber, and any other appurtenances necessary for the Pipeline (collectively, together with the Pipeline, the “Facilities”), for the purpose of transporting oil, gas, other hydrocarbons, water, or any other liquids, gases or other substances that can be legally transported through a pipeline in, on, over, across and under the land owned by Grantor and located in Delaware City, Delaware, as described in the metes and bounds in Exhibit “A” and depicted in Exhibit “B” attached hereto and made part hereof (the “Land”).

TO HAVE AND TO HOLD the Easement unto Grantee, its successors and assigns, subject however, to the conditions, covenants and agreements to be kept, observed and performed by Grantor and Grantee as follows:

1.	The Easement granted herein shall be fifty feet (50’) in width.

2.	The Pipeline (and any related underground Facilities) is in compliance with applicable law. Grantor and Grantee further agree as follows:

(a)	Notwithstanding the foregoing, Grantee shall have the right to install Facilities (i) on the surface of the Land, and (ii) between any surface Facilities and any underground Facilities, in each case as is reasonably necessary (in Grantee’s judgment) for the Use of the Pipeline,

(b)	Grantee shall have the right from time to time to cut and remove any trees, undergrowth or other obstructions, if any, growing or located in the Easement that may interfere with Grantee’s Use of the Facilities.

(c)	Grantee shall from time to time inspect the Easement and repair within a reasonable time any sink holes, soil erosion, sloughing or impairment to natural drainage affecting the Easement and occasioned solely by the existence of the Facilities.

3.	Grantee shall have a permanent, non-exclusive right of ingress to and egress from the Easement on, over and across the Land for any lawful purpose related to the Easement; provided, however, that to the extent reasonably practicable, Grantee shall limit such right of ingress and egress to roads or other routes customarily used or designated therefor by Grantor.

4.	Grantee shall, at its sole cost and expense, construct, operate and maintain the Facilities in accordance with applicable law.

5.	Except where caused by the willful misconduct or sole or gross negligence of Grantor or its agents or employees, Grantee agrees to defend, indemnify and hold harmless Grantor from all claims, demands and causes of action of any kind for bodily injury, death, or loss or damage of property of any person arising out of or resulting from the acts or omissions of Grantee, its contractors, agents, employees, or invitees in connection with Grantee’s Use of the Easement.

6.	Grantor reserves the right to use the Land for all purposes not inconsistent with the Easement, so long as such use does not interfere with Use of the Facilities. Grantor agrees not to change the grade over the Easement.

7.	Grantee shall have full responsibility, at its sole risk, cost and expense, to obtain prior to commencing operations hereunder, and thereafter maintain during the term hererof, any and all necessary permits, including, without limitation, those permits required to cross any and all roads, railroads, canals and other private, public and quasi public rights of way with the Facilities. Grantee agrees to pay all taxes which may be levied or assessed on the Facilities.

8.	All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official governmental mail system, five (5) business days after mailing, provided said notice is sent first class, postage pre–paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally–recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) Business Day after deposit therewith prepaid; or (d) if by e–mail, one (1) business day after delivery with receipt confirmed. All notices, demands and requests to be sent to the parties shall be sent or made at the addresses set forth in the introductory paragraph of this Pipeline Easement.

9.	The terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

10.	This Pipeline Easement shall be construed in accordance with the laws of the State of Delaware, without giving effect to its principles of conflict of laws.

11.	This Pipeline Easement may be executed in multiple counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one instrument.

[Signatures begin next page.]

IN WITNESS WHEREOF, the parties have executed this Pipeline Easement as of the date of the parties’ acknowledgment set forth below, to be EFFECTIVE as of the      day of             , 2014.

GRANTOR:	DELAWARE CITY TERMINALING COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

STATE DELAWARE

COUNTY OF NEW CASTLE, SS.:

On this, the      day of             , 2014, before me, the undersigned officer, personally appeared                     , who acknowledged him/herself to be the                      of Delaware City Terminaling Company, LLC, a Delaware limited liability company, and that s/he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the of such entity by him/herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[Notarial Seal]
My Commission Expires:

GRANTEE:	DELAWARE CITY REFINING COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF DELAWARE

COUNTY OF NEW CASTLE, SS:

On this, the      day of             , 2014, before me, the undersigned officer, personally appeared                     , who acknowledged him/herself to be the                      of Delaware City Refining Company, LLC, a Delaware limited liability company, and that s/he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the of such entity by him/herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[Notarial Seal]
My Commission Expires:

Exhibit “A”

Description of the Land

File No. 23370-ESMT-01	January 27, 2014

Description of a 20’ wide Pipeline Easement through Parcel 4A, South Tract, land now or formerly of Delaware City Refining Company LLC (Deed Record 20100601-0026890), situate southeasterly of Delaware Route 1, southwesterly of School House Road, easterly of Bear Corbitt Road and northerly of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way, Red Lion Hundred, New Castle County, Delaware (through Tax Parcels 12-007.00-023 and 12-007.00-007).

ALL THAT CERTAIN tract, piece or parcel of land situate southeasterly of Delaware Route 1, southwesterly of School House Road, easterly of Bear Corbitt Road and northerly of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way, and shown as a 20’ wide Pipeline Easement on a plan prepared by VanDemark & Lynch, Inc., Engineers, Planners and Surveyors, Wilmington, Delaware on file No. 23370-ESMT-01, dated January 27, 2014, entitled “Exhibit Plan, Pipeline Easement, prepared for, Delaware City Refining Company, LLC”, and being more particularly described as follows, to wit:

BEGINNING at a point on the northerly side of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way, at 60’ wide, a southerly line for Parcel 4A, South Tract, land now or formerly of Delaware City Refining Company LLC (Deed Record 20100601-0026890), said point being measured the three (3) following described courses and distances along the said northerly side of Norfolk Southern Railroad from the intersection of the easterly side of Bear Corbitt Road, State Road No. 7, a variable width public road, with the said northerly side of Norfolk Southern Railroad,

1.	Easterly, by a curve to the left having a radius of 22,890.00 feet, an arc length of 1,612.09 feet to a point, said point being distant by a chord of North 86°37’43” East, 1,611.76 feet from the last described point;

2.	Easterly, by a curve to the left having a radius of 22,920.00 feet, an arc length of 728.92 feet to a point, said point being distant by a chord of North 83°41’59” East, 728.89 feet from the last described point; and

3.	North 82°44’10” East, 767.05 feet to the Point of Beginning;

THENCE from the said point of Beginning, along the centerline of a 24” pipeline, and the herein described centerline of a 20 foot wide easement as measured 10 feet at right angles each way from the centerline of said 24” pipeline, through the said land now or formerly of Parcel 4A, South Tract, the nineteen (19) following described courses and distances:

1.	North 07°08’40” West, 362.68 feet to a point;

2.	South 82°52’23” West, 20.00 feet to a point;

3.	North 07°07’37” West, 10.00 feet to a point;

4.	North 82°52’23” East, 20.00 feet to a point;

5.	North 07°07’37” West, 165.00 feet to a point;

6.	North 00°00’16” West, 137.58 feet to a point;

7.	North 19°27’32” West, 249.21 feet to a point;

8.	North 39°26’21” West, 40.42 feet to a point;

9.	North 50°33’43” East, 20.00 feet to a point;

10.	North 39°26’17” West, 10.00 feet to a point;

11.	South 50°33’43” West, 20.00 feet to a point;

12.	North 39°26’49” West, 191.00 feet to a point;

13.	North 59°27’08” West, 454.47 feet to a point;

14.	North 30°32’52” East, 20.00 feet to a point;

15.	North 59°27’08” West, 10.00 feet to a point;

16.	South 30°32’52” West, 20.00 feet to a point;

17.	North 59°27’08” West, 285.00 feet to a point;

18.	North 30°32’52” East, 28.14 feet to a point; and

19.	North 59°27’08” West, 24.66 feet to the point of Ending at the centerline of the flange on the inlet side of a valve on said 24” inch pipeline.

Containing within said metes and bounds, 41,163 square feet (0.945 of an acre) of land, being the same, more or less...

AKG

Chk’d by:

Exhibit “B”

Depiction of the Land

EXHIBIT B

UTILITY EASEMENT

Tax Parcel No: 12-008.00-015

Prepared by and return to:

Shawn P. Tucker, Esquire

Drinker Biddle & Reath LLP

1100 North Market Street

Suite 1000

Wilmington, Delaware 19801

UTILITY EASEMENT

THIS UTILITY EASEMENT (this “Easement”) is made on the      day of             , 2014 from DELAWARE CITY TERMINALING COMPANY, LLC, a Delaware limited liability company (hereinafter “Grantor”), to DELAWARE CITY REFINING COMPANY, LLC, a Delaware limited liability company (hereinafter “Grantee”).

For and in consideration of TEN DOLLARS AND NO/100ths ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in connection with that certain Contribution and Conveyance Agreement by and among PBF Logistics LP, PBF Logistics GP LLC, PBF Energy Company LLC, PBF Holding Company LLC, Delaware City Refining Company LLC, Delaware City Terminaling Company LLC and Toledo Refining Company LLC, dated as of [            ], 2014, Delaware City Terminaling Company LLC, a Delaware limited liability company, whose address is One Sylvan Way, Second Floor, Parsippany, New Jersey, 07054 (“Grantor”), does hereby GRANT and CONVEY to Delaware City Refining Company LLC, a Delaware limited liability company, whose address is One Sylvan Way, Second Floor, Parsippany, New Jersey, 07054 (“Grantee”), its successors and assigns, in addition to and not in lieu of any existing utility easements, a right of way and easement (the “Easement”) to (a) operate, inspect, protect, maintain, repair, replace, change the size of and remove (collectively, “Use”) any equipment related to electricity, power, gas, water and other public utilities providing services to the assets and property owned and operated by Delaware City Refining Company, LLC (the “Utilities”), and (b) construct, install, operate, maintain, repair, replace and remove appurtenances to the Utilities, including, (collectively, together with the Utilities, the “Facilities”), for the purpose of operating the refinery assets owned and operated by Delaware City Refining Company LLC and located in Delaware City, Delaware, as described in the metes and bounds in Exhibit “A” and depicted in Exhibit “B” attached hereto and made part hereof (the “Land”), and any other lawful purpose related thereto.

TO HAVE AND TO HOLD the Easement unto Grantee, its successors and assigns, subject however, to the conditions, covenants and agreements to be kept, observed and performed by Grantor and Grantee as follows:

1.	The Easement granted herein shall be fifty feet (50’) in width.

2.	The Utilities (and any related Facilities) are and shall be in compliance with applicable law. Grantor and Grantee further agree as follows:

(a)	Grantee shall have the right from time to time to cut and remove any trees, undergrowth or other obstructions, if any, growing or located in the Easement that may interfere with Grantee’s Use of the Facilities.

(b)	Grantee shall from time to time inspect the Easement and repair within a reasonable time any sink holes, soil erosion, sloughing or impairment to natural drainage affecting the Easement and occasioned solely by the existence of the Facilities.

3.	Grantee shall have a permanent, non-exclusive right of ingress to and egress from the Easement on, over and across the Land for any lawful purpose related to the Easement; provided, however, that to the extent reasonably practicable, Grantee shall limit such right of ingress and egress to roads or other routes customarily used or designated therefor by Grantor.

4.	Grantee shall, at its sole cost and expense, construct, operate and maintain the Facilities in accordance with applicable law.

5.	Except where caused by the willful misconduct or sole or gross negligence of Grantor or its agents or employees, Grantee agrees to defend, indemnify and hold harmless Grantor from all claims, demands and causes of action of any kind for bodily injury, death, or loss or damage of property of any person arising out of or resulting from the acts or omissions of Grantee, its contractors, agents, employees, or invitees in connection with Grantee’s Use of the Easement.

6.	Grantor reserves the right to use the Land for all purposes not inconsistent with the Easement, so long as such use does not interfere with Use of the Facilities. Grantor agrees not to change the grade over the Easement.

7.	Grantee shall have full responsibility, at its sole risk, cost and expense, to obtain prior to commencing operations hereunder, and thereafter maintain during the term hererof, any and all necessary permits, including, without limitation, those permits required to cross any and all roads, railroads, canals and other private, public and quasi public rights of way with the Facilities. Grantee agrees to pay all taxes which may be levied or assessed on the Facilities.

8.

All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official governmental mail system, five (5) business days after mailing, provided said notice is sent first class, postage pre–paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally–recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) Business Day after deposit therewith prepaid; or (d) if by e–mail, one (1) business day after delivery with receipt confirmed. All notices, demands and requests to be sent to the parties shall be sent or made at the addresses set forth in the introductory paragraph of this Utility Easement.

9.	The terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

10.	This Utility Easement shall be construed in accordance with the laws of the State of Delaware, without giving effect to its principles of conflict of laws.

11.	This Utility Easement may be executed in multiple counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one instrument.

[Signatures begin next page.]

IN WITNESS WHEREOF, the parties have executed this Utility Easement as of the date of the parties’ acknowledgment set forth below, to be EFFECTIVE as of the     day of                 , 2014.

GRANTOR:	DELAWARE CITY TERMINALING COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF DELAWARE

COUNTY OF NEW CASTLE, SS:

On this, the     day of             , 2014, before me, the undersigned officer, personally appeared                     , who acknowledged him/herself to be the                     of Delaware City Terminaling Company, LLC, a Delaware limited liability company, and that s/he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the of such entity by him/herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[Notarial Seal]
My Commission Expires:

GRANTEE:	DELAWARE CITY REFINING COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF DELAWARE

COUNTY OF NEW CASTLE, SS:

On this, the     day of             , 2014, before me, the undersigned officer, personally appeared                     , who acknowledged him/herself to be the                     of Delaware City Refining Company, LLC, a Delaware limited liability company, and that s/he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the of such entity by him/herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[Notarial Seal]
My Commission Expires:

Exhibit “A”

Description of the Land

File No. 23370-ESMT-05, Revision 1	January 24, 2014

Description of a 20’ wide Power Line Easement through Parcel 4A, South Tract, land now or formerly of Delaware City Refining Company LLC (Deed Record 20100601-0026890), situate southeasterly of Delaware Route 1, southwesterly of School House Road, easterly of Bear Corbitt Road and northerly of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way, Red Lion Hundred, New Castle County, Delaware. (through Tax Parcel 12-007.00-023)

ALL THAT CERTAIN tract, piece or parcel of land situate southeasterly of Delaware Route 1, southwesterly of School House Road, easterly of Bear Corbitt Road and northerly of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way, and shown as a 20’ wide Power Line Easement on a plan prepared by VanDemark & Lynch, Inc., Engineers, Planners and Surveyors, Wilmington, Delaware on file No. 23370-ESMT-05, dated June 7, 2013, last revised January 24, 2013, entitled “Exhibit Plan, Power Line Easement, prepared for, Delaware City Refining Company, LLC”, and being more particularly described as follows, to wit:

BEGINNING at a point on the northerly side of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way, at 60’ wide, a southerly line for Parcel 4A, South Tract, land now or formerly of Delaware City Refining Company LLC (Deed Record 20100601-0026890), said point being measured along the said northerly side of Norfolk Southern Railroad from the intersection of the easterly side of Bear Corbitt Road, State Road No. 7, a variable width public road, with the said northerly side of Norfolk Southern Railroad, easterly, by a curve to the left having a radius of 22,890.00 feet, an arc length of 796.46 feet to a point, said point being distant by a chord of North 87°38’57” East, 796.42 feet from the last described point;

THENCE from the said point of Beginning, through the said land now or formerly of Parcel 4A, South Tract, the eight (8) following described courses and distances:

1.	North 17°06’52” West, 1,412.28 feet to a point;

2.	North 19°43’37” East, 323.96 feet to a point;

3.	North 25°05’36” East, 160.27 feet to a point;

4.	North 19°14’45” East, 139.36 feet to a point;

5.	North 22°50’04” East, 481.28 feet to a point;

6.	North 26°28’32” East, 327.63 feet to a point;

7.	South 78°26’03” East, 228.15 feet to a point; and

8.	North 11°19’20” East, 10.73 feet to a point on the southwesterly side of School House Road, a variable width public road;

THENCE along the said southwesterly side of School House Road, easterly, by a curve to the right having a radius of 670.01 feet, an arc length of 20.61 feet to a point, said point being distant by a chord of South 64°42’36” East, 20.61 feet from the last described point;

THENCE through the said land now or formerly of Parcel 4A, South Tract, the eight (8) following described courses and distances:

1.	South 11°19’20” West, 25.84 feet to a point;

2.	North 78°26’03” West, 232.86 feet to a point;

3.	South 26°28’32” West, 311.66 feet to a point;

4.	South 22°50’04” West, 479.95 feet to a point;

5.	South 19°14’45” West, 139.79 feet to a point;

6.	South 25°05’36” West, 160.35 feet to a point;

7.	South 19°43’37” West, 316.36 feet to a point;

8.	South 17°06’52” East, 1,410.51 feet to a point on the said northerly side of Norfolk Southern Railroad;

THENCE, along the said northerly side of Norfolk Southern Railroad, westerly, by a curve to the right having a radius of 22,890.00 feet, an arc length of 20.59 feet to the point and place of Beginning, said point being distant by a chord of South 86°37’36” West, 20.59 feet from the last described.

Containing within said metes and bounds, 61,610 square feet (1.414 acres) of land, being the same, more or less...

AKG

Chk’d by:

Exhibit “B”

Depiction of the Land

EXHIBIT C

ACCESS EASEMENT

ACCESS EASEMENT

THE STATE OF OHIO	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF LUCAS	§

For and in consideration of TEN DOLLARS AND NO/100ths ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in connection with that certain Contribution and Conveyance Agreement by and among PBF Logistics LP, PBF Logistics GP LLC, PBF Energy Company LLC, PBF Holding Company LLC, Delaware City Refining Company LLC, Delaware City Terminaling Company LLC and Toledo Refining Company LLC, dated as of [            ], 2014, Toledo Refining Company LLC, a Delaware limited liability company, whose address is One Sylvan Way, Second Floor, Parsippany, New Jersey, 07054 (“Grantor”), does hereby GRANT, BARGAIN, SELL and CONVEY to PBF Holding Company LLC, a Delaware limited liability company, whose address is One Sylvan Way, Second Floor, Parsippany, New Jersey, 07054 (“Grantee”), its successors and assigns, including PBF Logistics LP, a Delaware limited partnership, an exclusive right of way and easement to cross any walkways, roadways and pathways (the “Easement”) necessary to (a) access, operate, inspect, protect, maintain, repair and remove (collectively, “Use”) the equipment, facilities and other property described in Exhibit “A” attached hereto and made part hereof (the “Equipment”), and (b) construct, install, operate, maintain, repair, replace and remove appurtenances to the Equipment (collectively, together with the Equipment, the “Facilities”), for the purpose of operating the Facilities, in, on, over, across and under the land owned by Grantor and located in Toledo, Ohio, as described in the metes and bounds in Exhibit “B” and depicted in Exhibit “C” attached hereto and made part hereof (the “Land”).

TO HAVE AND TO HOLD the Easement unto Grantee, its successors and assigns, subject however, to the conditions, covenants and agreements to be kept, observed and performed by Grantor and Grantee as follows:

1.	The Easement granted herein shall be fifty feet (50’) in width.

2.	Grantor and Grantee further agree as follows:

(a)	Grantee shall have the right from time to time to cut and remove any trees, undergrowth or other obstructions, if any, growing or located in the Easement that may interfere with Grantee’s Use of the Facilities.

(b)	Grantee shall from time to time inspect the Easement and repair within a reasonable time pavement, curbing, any sink holes, soil erosion, sloughing or impairment to natural drainage affecting the Easement and occasioned solely by the existence of the Facilities.

3.	Grantee shall have a permanent, non-exclusive right of ingress to and egress from the Easement on, over and across the Land for any lawful purpose related to the Easement; provided, however, that to the extent reasonably practicable, Grantee shall limit such right of ingress and egress to roads or other routes customarily used or designated therefor by Grantor.

4.	Grantee shall, at its sole cost and expense, construct, operate and maintain the Facilities in accordance with applicable law.

5.	Except where caused by the willful misconduct or sole or gross negligence of Grantor or its agents or employees, Grantee agrees to defend, indemnify and hold harmless Grantor from all claims, demands and causes of action of any kind for bodily injury, death, or loss or damage of property of any person arising out of or resulting from the acts or omissions of Grantee, its contractors, agents, employees, or invitees in connection with Grantee’s Use of the Easement.

6.	Grantor reserves the right to use the Land for all purposes not inconsistent with the Easement, so long as such use does not interfere with Use of the Facilities. Grantor agrees not to change the grade over the Easement.

7.	Grantee shall have full responsibility, at its sole risk, cost and expense, to obtain in connection with the Use of the Facilities, and thereafter maintain during the term hereof, any and all necessary permits, including, without limitation, those permits required to cross any and all roads, railroads, canals and other private, public and quasi public rights of way with the Facilities.

8.	All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official governmental mail system, five (5) business days after mailing, provided said notice is sent first class, postage pre–paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally–recognized overnight express mail service such as Federal Express, UPS, or DHL Worldwide, one (1) Business Day after deposit therewith prepaid; or (d) if by e–mail, one (1) business day after delivery with receipt confirmed. All notices, demands and requests to be sent to the parties shall be sent or made at the addresses set forth in the introductory paragraph of this Easement.

9.	The terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

10.	This Easement shall be construed in accordance with the laws of the State of Ohio, without giving effect to its principles of conflict of laws.

11.	This Easement may be executed in multiple counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one instrument.

[Signatures begin next page.]

IN WITNESS WHEREOF, the parties have executed this Easement as of the date of the parties’ acknowledgment set forth below, to be EFFECTIVE as of the     day of             , 2014.

GRANTOR:	Toledo Refining Company LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this     day of             , 2014 by                     , the                     of Toledo Refining Company LLC, a Delaware limited liability company, on behalf of the company.

Notary Public
My commission expires:	[SEAL]

GRANTEE:	PBF Holding Company LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this     day of             , 2014 by                     , the                     of PBF Holding Company LLC, a Delaware limited liability company, on behalf of the company.

Notary Public

My commission expires:	[SEAL]

This instrument prepared by
and after recording return to:

GRANTEE:	PBF Holding Company LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF OHIO	§
§
COUNTY OF LUCAS	§

This instrument was acknowledged before me on             , 20    , by                     , the                     of                     , a                     , on behalf of said                     .

Notary’s Signature

(Name typed or printed)

Commission Expires:

EXHIBIT “A”

Assets

EXHIBIT “B”

Description of the Land

EXHIBIT “C”

Depiction of the Land

EXHIBIT D

FORM OF CERTIFICATE OF CONVEYANCE

CERTIFICATE OF CONVEYANCE

THIS CERTIFICATE OF CONVEYANCE is entered into as of [            ], 2014 (this “Certificate”), by and between [            ], a [            ] (“Transferor”), and [            ], a [            ] (“Transferee”).

RECITALS

A. Transferee and Transferor are wholly-owned affiliates of each other and have (together with the other parties thereto) entered into that certain Contribution and Conveyance Agreement dated as of [            ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Contribution Agreement”), providing, subject to the terms and conditions set forth therein, for the transfer, assignment and delivery by Transferor to Transferee of all of Transferor’s right, title and interest in and to the assets and/or interests set forth on Schedule A hereto (the “Assets and/or Interests”).

B. The Parties desire to execute and deliver this Certificate for the purpose of effecting the transfer, assignment and delivery to Transferee of the Assets and/or Interests as contemplated pursuant to the Contribution Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual agreements contained herein and in the Contribution Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor and Transferee hereby agree as follows:

Definitions. Unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned thereto in the Contribution Agreement.

Transfer of the Assets and/or Interests. Contingent upon the Closing, effective as of the Closing, Transferor hereby sells, transfers, assigns and delivers to Transferee all of Transferor’s right, title and interest in and to the Assets and/or Interests free and clear of all Liens, subject to or together with any easements as specified on Schedule A, and Transferee hereby acquires and accepts from Transferor such Assets and/or Interests.

TO HAVE AND TO HOLD, unto Transferee, its successors and assigns, the Assets and/or Interests, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Certificate and in the Contribution Agreement, forever.

Amendment and Modification; Waiver. Any provision of this Certificate may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective.

No Third-Party Beneficiary. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties and their respective permitted successors and assigns (pursuant to the Contribution Agreement), any rights or remedies under or by reason of this Certificate.

GOVERNING LAW. THIS CERTIFICATE (AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS CERTIFICATE) SHALL BE GOVERNED BY THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF DELAWARE.

Contribution Agreement. Notwithstanding anything in this Certificate to the contrary, the sale, transfer, assignment and delivery effectuated hereby are subject in all respects to the terms and conditions of the Contribution Agreement and nothing in this Certificate, express or implied, is intended or shall be construed to expand or defeat, impair or limit in any way the rights, obligations, claims or remedies of Transferor or Transferee as set forth in the Contribution Agreement. In the event that any term or condition of this Agreement conflicts with any provision, term or condition of the Contribution Agreement, the provisions, terms and conditions of the Contribution Agreement shall prevail in all respects.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Certificate of Conveyance to be duly executed as of the date first written above.

TRANSFEROR:	[ ]

By:
Name:
Title:

TRANSFEREE:	[ ]

By:
Name:
Title:

Schedule A

Assets and/or Interests and Easements

EXHIBIT E

DEED

Tax Parcel No.: 12-007.00-007

Prepared By/Return To: Stephen M. Kessler, Esq. Drinker Biddle & Reath LLP 222 Delaware Ave, Suite 1410 Wilmington, Delaware 19801

DEED

THIS DEED, made this      day of April, 2014,

BETWEEN

DELAWARE CITY REFINING COMPANY LLC, a Delaware limited liability company, party of the first part,

AND

Its wholly-owned subsidiary DELAWARE CITY TERMINALING COMPANY LLC, a Delaware limited liability company, party of the second part,

WITNESSETH, that the said party of the first part, for and in consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, lawful money of the United States of America, the receipt whereof is hereby acknowledged, hereby contributes, grants and conveys unto the said party of the second part it’s heirs and assigns, in fee simple.

ALL those certain lots, pieces or parcels of land with the improvements thereon, situate in New Castle, New Castle County and State of Delaware, as more particularly described on Exhibit A attached hereto.

BEING a portion of the same lands and premises which The Premcor Refining Group, Inc., by Deed dated June 1, 2010, and recorded in the Office of the Recorder of Deeds in and for New Castle County and the State of Delaware as Instrument Number 20100601-0026890, did grant and convey unto Delaware City Refining Company LLC, in fee.

SUBJECT, HOWEVER to, all recorded easements, agreements and/or restrictions to the extent the same are in full force and effect.

GRANTEES MAILING ADDRESS:

c/o PBF Holding Company LLC

1 Sylvan Way

Parsippany, NJ 07064

IN WITNESS WHEREOF, the said party of the first part has set hereunto set his hand and seal.

SEALED AND DELIVERED

IN THE PRESENCE OF:

DELAWARE CITY REFINING COMPANY LLC, a Delaware limited liability company

(SEAL)
Witness	By: Jeffrey Dill, Senior Vice President

STATE OF NEW JERSEY	)
	)	SS.:
COUNTY OF MORRIS	)

BE IT REMEMBERED, that on this     day of April, 2014, personally came before me, the Subscriber, a Notarial Officer for the State and County aforesaid, Jeffrey Dill, Senior Vice President of Delaware City Refining Company LLC, known to me personally to be such and he acknowledged this Deed to be the act and deed of such company.

GIVEN under my Hand and Seal of Office, the day and year aforesaid.

Notary Public
Printed Name:
(SEAL)	My commission expires:

EXHIBIT A

ALL THAT CERTAIN tract, piece or parcel of land situate between the southwesterly side of School House Road and the northerly side of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way, southeasterly of Delaware Route 1, Red Lion Hundred, New Castle County, Delaware, and being more particularly described as follows, to wit:

BEGINNING at a point, the southeasterly corner for other land now or formerly of Delaware City Refining Company LLC (Deed Record 20100601-0026890) on the northerly side of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way, at 60 feet wide, said point being measured along the said northerly side of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way from it’s intersection with the easterly side of Bear Corbitt Road, State Road 7, a variable width public road, the three (3) following described courses and distances:

1.	Easterly, by a curve to the right having a radius of 22,890.00 feet, an arc length of 1,612.09 feet to a point, said point being distant by a chord of North 86°37’43” East, 1,611.76 feet from the last described point;

2.	Easterly, by a curve to the left having a radius of 22,920.00 feet, an arc length of 728.92 feet to a point, said point being distant by a chord of North 83°41’59” East, 728.89 feet from the last described point; and

3.	North 82°44’10” East, 484.36 feet to the point of Beginning;

THENCE, from the said point of Beginning, along the said easterly line for other land now or formerly of Delaware City Refining Company LLC, North 00°00’25” West, 1,456.66 feet to a point on the southwesterly side of a 15 foot wide strip of land dedicated to the State of Delaware as part of School House Road (Deed Record 20130117-0003920);

THENCE along the said southwesterly side of a 15 foot wide strip of land dedicated to the State of Delaware, the three (3) following described courses and distances:

1.	South 73°53’09” East, 263.26 feet to a point of curvature;

2.	Southeasterly, by a curve to the right having a radius of 245.00 feet, an arc length of 162.74 feet to a point of tangency, said point being distant by a chord of South 54°51’25” East, 159.76 feet from the last described point; and

3.	South 35°49’40” East, 1,403.63 feet to a point on the said northerly side of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way;

THENCE along the said northerly side of Norfolk Southern Railroad Company Reybold Industrial Track Right of Way, South 82°44’10” West, 1,214.75 feet to the point and place of Beginning.

Containing within said metes and bounds, 23.792 acres of land, being the same, more or less…